EXHIBIT 5.1


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                                                                    May 15, 1995

Pre-Paid Legal Services, Inc.
321 East Main Street
Ada, Oklahoma 74820

     Re: Pre-Paid Legal Services, Inc. - Registration Statement on Form S-3 Relating to 656,250 Shares of Common Stock

Ladies and Gentlemen:

     You have requested our advice with respect to the legality of the common stock, par value $0.01 per share ("Common Stock"), of Pre-Paid Legal Services, Inc. (the "Company") issuable (i) upon exercise of the Representative's Warrant issued to Paulson Investment Company, Inc. on June 16, 1994 (the "Representative's Warrant") and (ii) upon exercise of the "Unit Warrants" that underlie the Representative's Warrants.

     We have examined, and are familiar with, the originals or copies, the authenticity of which have been established to our satisfaction, of all documents and other instruments we have deemed necessary to express the opinions hereinafter set forth. We have assumed the accuracy and completeness of such documents and instruments and of the information contained therein.

     Based on the foregoing, and upon consideration of applicable law, it is our opinion that the 437,500 shares of Common Stock issuable upon exercise of the Representative's Warrants and the 218,500 shares of Common Stock issuable upon exercise of the "Unit Warrants" that underlie the Representative's Warrants, will, upon payment therefor and delivery thereof in accordance with the terms of such warrants, be validly issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the above-captioned Registration Statement and to the reference to this firm in the Registration Statement and the Prospectus included therein under the heading "Legal Matters."

                                                      Respectfully submitted,

                                                      CROWE & DUNLEVY
                                                      A PROFESSIONAL CORPORATION


                                                      By: /s/ MICHAEL M. STEWART
                                                      Michael M. Stewart